UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

TAC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51340	20-2443085
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 983-5276

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

On February 14, 2007, the Company issued a press release announcing that its stockholders have voted to approve the dissolution of the Company and its proposed plan of liquidation.

The Company also announced that its board of directors has adopted the proposed plan of liquidation and authorized the issuance of a liquidating distribution in the amount of $5.6941 per share, payable on February 21, 2007 to holders of record, as of February 14, 2007, of the outstanding shares of the Company’s common stock issued in connection with its initial public offering.

The Company further announced that it has filed a certificate of dissolution with the Delaware Secretary of State and intends to submit a Certification of Termination of Registration on Form 15 to the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board. The text of the Company’s press release is included as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release dated February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	TAC ACQUISITION CORP.

	By:	/s/ Jonathan H. Cohen
Jonathan H. Cohen
Chief Executive Officer